AstroNova Announces Strategic Realignment of Product Identification Segment to Improve Cost and Operational Efficiencies

Restructuring Actions Expected to Generate Cost Savings of More than $2.4 Million on an Annualized Basis

WEST WARWICK, R.I.--(BUSINESS WIRE)--August 1, 2023--AstroNova, Inc. (Nasdaq: ALOT) (“AstroNova” or the “Company”), a global leader in data visualization technologies, today announced the implementation of a realignment of its Product Identification (“PI”) segment. The realignment is designed to streamline the cost structure and enhance the operational efficiencies of the segment to capitalize on the synergies of the Company’s Astro Machine, Inc. subsidiary, which was acquired in August 2022.

As part of the realignment, AstroNova will transition more PI printer manufacturing from both Asia and its West Warwick, Rhode Island plant to the Astro Machine facility in Elk Grove Village, Illinois. In addition, AstroNova will exit certain older, lower-margin or low volume PI products to focus on expanding the sales of higher margin product lines with more advanced functionality and greater demand. Related initiatives include consolidation of international PI sales and distribution facilities and streamlining of AstroNova’s channel partner network, as well as acceleration of the ongoing printer retrofit program to restore printers sidelined due to a supplier’s ink quality issue.

“Leveraging our continuous improvement process and the synergies that we continue to realize with last year’s acquisition of Astro Machine, we have identified opportunities to streamline the selling process and better utilize our manufacturing footprint,” said Greg Woods, AstroNova’s President and Chief Executive Officer. “Creating a leaner, more efficient PI segment focuses resources on delivering the best solutions for customers and the highest-return opportunities for AstroNova.”

The actions being announced today are expected to generate more than $2.4 million in annualized savings for AstroNova. To realize these ongoing improvements, the Company will incur a pre-tax restructuring charge of approximately $3.2 million, of which approximately $1.7 million will be non-cash. A substantial portion of the restructuring charge will be recorded in the Company’s fiscal 2024 second-quarter financial results for the three months ended July 29, 2023.

AstroNova plans to release its FY 2024 second-quarter financial results before the opening of the market on Wednesday, September 6, 2023.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not realize the anticipated benefits of our Product Identification segment restructuring plan, (ii) the risk that we may not be able to realize the expected synergies from our acquisition of Astro Machine, (iii) the risk that apparent improvements in the Aerospace and Defense sectors may not continue and (iv) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contacts

Scott Solomon
Sharon Merrill Associates, Inc.
(857) 383-2409
ALOT@investorrelations.com